                                                  CODE OF ETHICS

                                                      OF THE

                                             OPPENHEIMER/TREMONT FUNDS

                                           Dated as of November 19, 2001

                  This Code of Ethics has been adopted by each of the investment companies for which
OppenheimerFunds, Inc. ("OFI") serves as investment adviser and for which Tremont Partners, Inc. ("Tremont")
serves as investment manager (or sub-adviser) (the "Funds"), and has also been adopted by Tremont, in compliance with Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Funds, other investment companies and other clients for which Tremont or Tremont Advisers, Inc. ("Tremont Advisers") act as investment adviser, investment manager or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the Rule is addressed.

                  In general, the fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of Advisory Clients first; (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that personnel providing services to Advisory Clients should not take inappropriate advantage of their positions.

                  The provisions of the Code are applicable to the Funds and Tremont, and to persons who are
"Covered Persons," as defined below.  The scope of the Code and its operation reflect the fact that a separate code of ethics has been adopted by OppenheimerFunds, Inc. ("OFI"), the investment adviser of the Funds, and by
OppenheimerFunds Distributor, Inc. ("OFDI"), the distributor of limited liability company interests in the Funds
(the "OFI Code").  All personnel of OFI and OFDI who are "access persons" of the Funds, as such term is defined by the Rule, are subject to the provisions of the OFI Code, which has been approved by the Board of Managers of each Fund in accordance with the requirements of the Rule, and such persons shall not be subject to the terms of this Code.  The provisions of this Code also reflect the fact that the Funds presently pursue their investment objectives by investing in private investment funds (and similar investment vehicles) ("Private Funds") and do not invest directly in any securities or financial instruments other than interests in Private Funds and money market instruments.

1.       Important General Prohibitions

                  The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of a Covered Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients.  However, both the Rule and this Code prohibit any officer or director of an Advisory Client, as well as any Affiliate (as defined below), from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client.  Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

(i)      employ any device, scheme or artifice to defraud such Advisory Client;

(ii)     make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory
                                    Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)    engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

(iv)     engage in any manipulative practice with respect to such Advisory Client.

                    Although the Funds and Tremont expect that Affiliates will not generally have knowledge of the current investment activities of Private Funds in which the Funds invest, persons subject to this Code
(including Affiliates and Covered Persons) should recognize that, in view of the broad range of conduct prohibited by the Rule and this Code, personal transactions in "securities being considered for purchase or sale"
by Private Funds in which the Funds invest will be treated as a violation of this Code (absent compliance with the pre-clearance procedure set forth in paragraph 4(e) below or another available exemption from the Code's prohibitions).

2.       Definitions - As used herein:

                  "Advisory Client" means any Fund, other investment company or other client for which Tremont or
                  Tremont Advisers acts as adviser or sub-adviser.

                  "Affiliate" means any officer, director, trustee or employee of Tremont or Tremont Advisers as well as any persons who directly or indirectly control (as defined in the Act) their activities; provided, however, the term "Affiliate" does not include persons who are subject to the OFI Code.  It includes but is not limited to "Covered Persons," other than Independent
                  Directors.

                  "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Managers of a Fund shall determine to be too remote for the purpose of this Code.

                  "Covered Persons" means: (1) the officers and directors of Tremont and Tremont Advisers; (2)
                  the managers and the officers, if any, of the Funds; (3) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client, and who is also an employee of Tremont or Tremont Advisers or any other entity adopting this Code; and (4) any natural person in a control relationship to an Advisory
                  Client or its investment adviser who obtains information concerning recommendations made to the
                  Advisory Client with regard to the purchase or sale of Securities by the Advisory Client;
                  provided, however, the term "Covered Persons" does not include persons who are subject to the
                  OFI Code.

                  "Independent Manager" means any manager of a Fund who is not an "interested person," as defined by Section 2(a)19) of the Act and the rules thereunder, of a Fund or Tremont.

                  "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                  "Investment Person" means: (1) a Portfolio Manager; (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio
                  Manager's decisions; (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities; and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory
                  Client with regard to the purchase or sale of Securities by the Advisory Client.

                  "Oppenheimer fund" for purposes of this Code of Ethics means any investment company registered under the Act for which Tremont, OFI or any affiliate of Tremont or OFI is the investment adviser or sub-adviser.

                  "Portfolio Manager" means an individual entrusted with the direct responsibility and authority to make investment decisions affecting a particular Advisory Client.

                  "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

                  "Security" includes any stock, note, bond, debenture, or any other instrument constituting a security as defined by Section 2(a)(36) of the Act, including any warrant or option to acquire or sell a security and financial futures contracts, and limited partnership and other interests in Private Funds, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, and shares of any open-end mutual fund not traded on an exchange which is not affiliated with Tremont or OFI or any affiliate of Tremont or OFI.  "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

                  References to a "Security" in this Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security"
                  and any instrument or right which is equivalent to that "Security."

                  "Security Held or to be Acquired" by an Advisory Client means any Security which, within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser, for purchase by the Advisory Client.

                  A security is "being considered for purchase or sale" from the time a decision to purchase or sell a Security is made by a Portfolio Manager or by one or more Investment Persons having authority to make such a decision on behalf of an Advisory Client until all orders to purchase or sell that Security for any Advisory Client are completed or withdrawn.

3.       Prohibited Transactions

(a)      No Affiliate or Independent Director may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

(b)      No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a
         Beneficial Interest with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by an Advisory Client or that such Security is the subject of an outstanding purchase or sale order by an Advisory Client.

(c)      No Investment Person may purchase any Security in an Initial Public Offering without the express written approval of the Administrator of this Code.

(d)      No Investment Person may, without the express prior written approval of the Administrator of this Code which shall set forth the rationale supporting such pre-approval, acquire any Security in a Private
         Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he or she plays a part in an Advisory Client's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by
         Investment Persons who do not have an interest in the issuer and by the Administrator.

(e)      No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a
         Beneficial Interest with actual knowledge that, within the most recent 15 days, the Security has been purchased or sold is being considered for purchase or sale by the general partner or investment adviser of: any Private Fund in which any Advisory Client is an investor; or any Private Fund being considered by Tremont, Tremont Advisers or any Investment Person as an investment for any Advisory Client.

(f)      An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of an Advisory Client or from the general partner or investment adviser (or any affiliate of the general partner or investment adviser) of any Private
         Fund.

(g)      No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

4.       Exempt Transactions

                  Neither the prohibitions nor the reporting requirements of this Code apply to:

(a)      Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

(b)      Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

(c)      Purchases which are part of an automatic dividend reinvestment plan.

(d)      Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

(e)      Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this because the purchase or sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the individual's position of trust and responsibility to an Advisory Client and because:

(i)      their potential harm to an Advisory Client is remote;

(ii)     they would be unlikely to affect a highly institutional market; or

(iii)    they are clearly not related economically to securities being considered for purchase or sale by an
                                    Advisory Client.

5.       Reporting Requirements

(a)      Within ten (10) days after the end of each calendar quarter, all Covered Persons shall make a written report to the Administrator of this Code of all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any security and if no non-exempt transaction in a security occurred during the quarter, the written report shall so state.

         However, a Covered Person shall not be considered in violation of this Code for not making a quarterly report if all such information required by that report is contained in trade confirmations and account statements previously provided to the Administrator of this Code for the time period covered by that quarterly report.

(b)      An Independent Manager need only report non-exempt transactions (in which he or she has had a Beneficial
         Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end mutual funds affiliated with OFI or any affiliate of OFI) which, at the time, such manager knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by an Advisory Client during the fifteen (15) day period immediately preceding or after the date of the Independent Manager's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state.  A written report will not be required for any quarter in which an Independent Manager has only exempt transactions to report.

(c)      Transactions in an account identified to the Administrator of this Code need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished the Administrator copies of all confirmations and monthly statements pertaining to such account.

(d)      The quarterly report must contain the following information with respect to each reportable transaction:

(i)      Name(s) in which the account is registered and the date the account was established;

(ii)     Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(iii)    Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

(iv)     Name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)      the date the report is submitted.

(e)      Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

(f)      [All Covered Persons other than Independent Managers shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.]

(g)      All Covered Persons other than Independent Managers shall initially, within ten (10) days of becoming a
         Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted).

(i)      Name(s) in which the account is registered and the date the account was established;

(ii)     Title, number of shares, principal amount, interest rate and maturity (as applicable) of each Security;

(iii)    Name of the broker, dealer or bank with whom the account is maintained; and

(iv)     the date the report is submitted.

(h)      All Covered Persons shall, at least annually, certify that they have read and understand this Code and recognize that they are subject thereto.

(i)      All Covered Persons other than Independent Managers shall certify annually, that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

6.       Confidentiality of Advisory Client Transactions

                  Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by any Advisory Client shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by an officer of
Tremont.  Any questions regarding confidentiality are to be directed to the Administrator of this Code.  It shall be the responsibility of the Administrator to be familiar with such practices and policies and to report any inadequacy found by him to Tremont and the managers of the Funds or any committee appointed by them to deal with such information.

7.       Sanctions

                  Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by
Tremont as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code by an Independent Manager of a Fund will be determined by a majority vote of its other Independent Directors.

8.       Administration and Construction

(a)      The administration of this Code of Ethics shall be the responsibility of a person nominated by Tremont
         [and approved by the Independent Directors of each of the Funds] as the "Administrator" of this Code.

(b)      The duties of the Administrator include:

(i)      Continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

(ii)     Furnishing all Covered Persons a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

(iii)    Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by
                                    Covered Persons;

(iv)     Maintaining or supervising the maintenance of all records required by the Code;

(v)      Preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory
                                    Client;

(vi)     Determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(e) of this Code;

(vii)    Issuing either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of the Rule and this
                                    Code.

(viii)   Conducting such inspections or investigations, including scrutiny of the listings referred to in subparagraph (v) above, and to the extent deemed necessary or appropriate making such inquiries as to transactions in Securities effected by Private
                                    Funds, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to Tremont and to the managers of the affected Funds or any committee appointed by them to deal with such information;

(ix)     Submitting a quarterly report to the Board of Managers of each Fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code.

(x)      Submitting a written report at least annually to the Board of Managers of each Fund which:

(a)      summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

(b)      identifies any violations requiring significant remedial action during the past year and describes the remedial action taken;

(c)      identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

(d)      reports with respect to the implementation of this Code through orientation and training programs and on-going reminders; and

(e)      certifies that the procedures set forth in this Code were as reasonably necessary to prevent Covered
                                            Persons from violating the Code.

(xi)     Maintaining periodic educational conferences to explain and reinforce the terms of this Code.

9.       Required Records

                  The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

(a)      A copy of any code of ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

(b)      A record of any violation of any such code of ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of Tremont in which such violation occurred;

(c)      A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of Tremont in which such report is made or information is provided, the first two (2) years in an easily accessible place;

(d)      A copy of each report made by the Administrator within five (5) years from the end of the fiscal year of
         Tremont in which such report is made or issued, the first two (2) years in an easily accessible place;

(e)      A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code or who are or were responsible for reviewing these reports; and

(f)      A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

10.

Amendments and Modifications

                  This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Managers of each of the Funds.

Dated as of: November 19, 2001

                                                              Adopted by the Board of Managers of Oppenheimer
                                                              Tremont Market Neutral Fund, LLC, November 19, 2001

                                                              Name:
                                                              Title:

                                                              Adopted by the Board of Managers of Oppenheimer
                                                              Tremont Opportunity Fund, LLC, November 19, 2001

                                                              Name:
                                                              Title:

                                                APPENDICES - FORMS

                  The following forms are to be used for reporting purposes under this Code of Ethics.  They are subject to change from time to time by the Administrator of this Code of Ethics or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

                  I.       Acknowledgement of Receipt of Code of Ethics
                  II.      Initial Report and Annual Report of Personal Securities Holdings
                  III.     Pre-Clearance of Personal Securities Trades
                  IV.      Initial Public Offering Approval Request Form
                  V.       Private Placement Approval Request Form
                  VI.      Quarterly Report under the Code of Ethics
                  VII.     Annual Certification of Compliance with Code of Ethics

                                          CODE OF ETHICS ACKNOWLEDGEMENT

To:      Administrator of Code of Ethics

                  I hereby certify to Tremont Partners, Inc. and the Oppenheimer/Tremont Funds that I have read and understand the Code of Ethics of the Oppenheimer/Tremont Funds, I recognize that I am subject to the Code of
Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.

Date:
      ------------------------------

                                                              Signature

                                                              Print Name

                            PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM
                              (ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
          EMPLOYEE NAME/EXT.                       DEPARTMENT/TITLE                       DIRECT SUPERVISOR

   NAME IN WHICH PERSONAL SECURITIES
                ACCOUNT                      BROKER/INSTITUTION'S NAME AND
              IS HELD (1)                           MAILING ADDRESS                        ACCOUNT NUMBER

-------------------------------------------------------------------------------------------------------------------

OTHER PERSONAL HOLDINGS (2)
(NOT INCLUDED IN STATEMENTS FOR ACCOUNTS LISTED ABOVE)
----------------------------------------------------------------------------------------------------------------------
-------------------- ----------------- ------------------- --------------- ------------ --------------- --------------
    TRADE DATE        DESCRIPTION OF        TYPE OF          NUMBER OF     UNIT PRICE   TOTAL COST OR      NAME OF
                                                             SHARES, OR
                                                             PRINCIPAL
                                                              AMOUNT,                                      BROKER,
                                                           INTEREST RATE                                  DEALER OR
                         SECURITY         TRANSACTION        & MATURITY                    PROCEEDS         BANK

-------------------------------------------------------------------------------------------------------------------

                  I CERTIFY THAT THE INFORMATION CONTAINED IN THIS STATEMENT IS ACCURATE AND THAT LISTED ABOVE
ARE ALL PERSONAL SECURITIES ACCOUNTS AND PERSONAL HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I
EXERCISE INVESTMENT CONTROL.

EMPLOYEE SIGNATURE                                        DATE OF HIRE
                  (l)  List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.

                  (2)  List your personal holdings not reflected in the attached account statements.

                                     PERSONAL SECURITIES TRADING AUTHORIZATION

                                                PRE-CLEARANCE FORM

                          Security
                         Identifier                                                                     Estimated
                      (CUSIP or ticker                                          Brokerage Account     Date/Time Of
  Name of Security         symbol)          Buy Or Sell       Name of Broker            #                Trade*

-------------------------------------------------------------------------------------------------------------------
         *Pre-clearance is effective for current business day and next business day only.

         Pre-clearance:             Granted ___  Denied ___

         Existing Trade on the trading desk?                  Yes                   No

         If pre-clearance is requested by a Portfolio Manager:

                  If pre-clearance is requested by a Portfolio Manager and is granted, such manager hereby acknowledges, by his or her signature below, that neither he or she nor any co-portfolio manager will, within the next seven days, trade this security in any fund or other advised account which he/she/they manage(s).

         If pre-clearance, was this security traded by a fund or other advised account managed by this Portfolio
Manager within the prior seven days?         Yes             No

         If the answer to either is yes, pre-clearance is denied.

Requested by:
               ---                                            ------------------
                  (Signature)                                                   (Date)

                  (Print Name)

                                     Initial Public Offering Approval Request

Name (Please Print)                                                                     Department

1.  Name of  issuer:
                      ---------------------------------------------------------------------------------------------

2.  Type of security:                ___ Equity      ___ Fixed Income

3.  Planned date of transaction:
                                  ---------------------------------------------------------------------------------

4.  Size of offering:
                       --------------------------------------------------------------------------------------------

5.  Number of shares to be purchased:
                                       ----------------------------------------------------------------------------

6.  What firm is making this IPO available to you?
                                                    ---------------------------------------------------------------

7.  Do you do business with this firm in connection with your job duties?
                                                                           ----------------------------------------

8.  Do you believe this IPO is being made available to you in order to influence an investment decision or brokerage order flow for fund or client accounts?
                                                   ----------------------------------------------------------------

9.  Have you in the past received IPO allocations from this firm?       ____ Yes     ____ No

                  If "yes", please provide a list of all previously purchased IPO's

10.  To your knowledge, are other Tremont or OppenheimerFunds personnel or clients involved?

                  ____ Yes                  ____ No

If "yes", please describe

11.  Describe how you became aware of this investment opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Oppenheimer/Tremont Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the
Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security.  Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

Signature

Date

Date Received by Legal Department:  ___________________________________

Approved:  ____________________                      Disapproved:  ____________________

Date:  __________________

Name:                                                         Name:
Title:                                                        Title:

                                        Private Placement Approval Request

(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)

Name and Title (Please Print)                                                           Department

1.  Name of corporation, partnership or other entity (the "Organization")

2.  Is the Organization:       ____ Public      ____ Private

3.  Type of security or fund:
                               ------------------------------------------------------------------------------------

4.  Nature of participation (e.g., Stockholder, General Partner, Limited Partner).
Indicate all applicable:
                          -----------------------------------------------------------------------------------------

5.  Planned date of transaction:
                                  ---------------------------------------------------------------------------------

6.  Size of offering (if a fund, size of fund)
                                                -------------------------------------------------------------------

7.  Size of your participation:
                                 ----------------------------------------------------------------------------------

8.  Would the investment carry limited or unlimited liability?     ____ Yes    ____ No

9.  To your knowledge, are other Tremont or OppenheimerFunds personnel or clients involved?

                  ____ Yes                  ____ No

If "yes", please describe

10.  Describe the business to be conducted by the Organization:

11.  If Organization is a fund:

Describe investment objectives of the fund (e.g., value, growth, core or specialty)

12.  For Portfolio Managers:

Does a fund that you manage have an investment objective that would make this Private Placement an opportunity
that should first be made available to a fund or client you manage money for?        ___ Yes      ____ No

If "yes", please describe which client or fund:

13.  Will you participate in any investment decisions?     ___ Yes       ____ No

If "yes", please describe:

14.  Describe how you become aware of this investment opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.  I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Oppenheimer/Tremont Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the
Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security.  Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

Signature

Date

Date Received by Legal Department:  ___________________________________

Approved:  ____________________                      Disapproved:  ____________________

Date:  __________________

Name:                                                         Name:
Title:                                                        Title:

                                                 QUARTERLY REPORT

TO:  Administrator of the Code of Ethics                                        DATE: ______

FROM:                                                (Print Name)
       --------------------------------------------

RE:  Quarterly Report

As a Covered Person under the Code of Ethics of Oppenheimer/Tremont Funds, I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code during the quarter ended _________ except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of one or more of the Oppenheimer funds in an account identified as an OFI
Employees Account in the Dealer section of the Account Statement.

I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and
(iv) any account over which I have any discretionary powers of investment.  All securities are covered except
U.S. Treasury securities, money market instruments and non-Oppenheimer open-end mutual funds.  I also understand inaccurate completion of this form may result in disciplinary sanctions.  All brokerage accounts subject to the
Code of Ethics are described below.  If there are no brokerage accounts subject to the Code of Ethics, write
"none" below.

NOTE:    YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS
INFORMATION.  AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.

                                                                                     Name(s) In Which Account Is
          Firm Name / Address                       Account Number                           Registered

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Transactions:  List only if done through a broker who has NOT forwarded copies of your account statements to the
Code Administrator; or if done in any Oppenheimer funds account NOT identified as an OFI Employees Account.  If there are no transactions to report, write "none" below.

                                                          NUMBER OF
                                                          SHARES, OR
                                                          PRINCIPAL
                                                           AMOUNT,                                        NAME OF
                   DESCRIPTION OF        TYPE OF        INTEREST RATE                  TOTAL COST OR      BROKER,
   TRADE DATE         SECURITY         TRANSACTION        & MATURITY     UNIT PRICE       PROCEEDS     DEALER OR BANK

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THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE
ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.

Signature

                                               ANNUAL CERTIFICATION

TO:  Administrator of the Code of Ethics

RE:  Annual Certification of Compliance - Sections 5(h) and 5(i):

                  In accordance with the requirements of Sections 5(h) and 5(i) of the Oppenheimer/Tremont Funds
Code of Ethics ("Code of Ethics") I hereby certify that:

                  (1)      I have read and understand the Code of Ethics and I recognize that I am subject to it;

                  (2)      I have complied with the requirements of the Code of Ethics; and

                  (3)      I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.

By:  ____________________________
      Signature

Print Name

Date:
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